EXHIBIT 4.3

DATED April 28, 2020

AMENDED AND RESTATED WARRANT INSTRUMENT

APi Group Corporation

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	CONSTITUTION AND FORM OF WARRANTS	5
3.	WARRANT CERTIFICATES	5
4.	EXERCISE OF WARRANTS	6
5.	UNDERTAKINGS	9
6.	ADJUSTMENT OF SUBSCRIPTION RIGHTS	9
7.	MANDATORY REDEMPTION	10
8.	GENERAL OFFERS AND LIQUIDATION	10
9.	TRANSFER AND TITLE	11
10.	MEETINGS OF WARRANTHOLDERS	11
11.	MODIFICATIONS	12
12.	PURCHASE, SURRENDER AND CANCELLATION	12
13.	AVAILABILITY OF INSTRUMENT AND NOTICES	13
14.	PURCHASE OF ORDINARY SHARES BY THE COMPANY	13
15.	ENFORCEMENT	13
16.	GOVERNING LAW	13
SCHEDULE 1 FORM OF WARRANT CERTIFICATE
SCHEDULE 2 REGISTRATION, TRANSFER AND TRANSMISSION
SCHEDULE 3 CONCERNING THE RIGHTS AGENT; MERGER, CONSOLIDATION OR CHANGE OF RECEIVING AGENT

THIS AMENDED AND RESTATED WARRANT INSTRUMENT IS EXECUTED ON APRIL 28, 2020 BY

APi Group Corporation, a Delaware corporation (together with its successors and assigns, the “Company”).

BACKGROUND

(A)

By a resolution of the board of directors of the Company (the “Board”) passed on September 19, 2017 the Board authorized the issuance by the Company of up to 125,032,500 Warrants (as defined in the Original Warrant Instrument (as defined below)) on the terms and subject to the conditions set out in the original Warrant Instrument executed by way of deed poll on October 5, 2017, as supplemented by the Supplement dated September 2, 2019 (the “Original Warrant Instrument”), of which 64,546,077 are outstanding;

(B)

As contemplated by the Business Combination Agreement entered into as of September 2, 2019, by and among the Company, APi Group, Inc., the shareholders of APi Group, Inc., all of which are listed on the signature page thereto, Lee R. Anderson, Sr. and Shareholder Representative Services LLC, as shareholder representative, the Company changed its jurisdiction of incorporation from the British Virgin Islands to the State of Delaware pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “Domestication”) and, upon the effectiveness of such Domestication pursuant to the DGCL (as defined below), the Company, as a domesticated Delaware corporation, is, for all purposes of the laws of the State of Delaware, deemed to be the same entity as the Company, as a domesticating British Virgin Islands company;

(C)

In connection with the Domestication, the shares of common stock into which the Ordinary Shares (as defined in the Original Warrant Instrument) were exchanged and converted pursuant to the Domestication will be listed on the New York Stock Exchange (or any successor national securities exchange, the “NYSE”);

(D)

By a resolution of the Board passed immediately following the effectiveness of the Domestication pursuant to the DGCL (the “Domestication Effective Time”), the Board authorized this Amended and Restated Warrant Instrument, which amends and restates the Original Warrant Instrument, to (i) make clear that from and after the Domestication Effective Time, references herein to the Company shall be deemed to be to the Company, as a Delaware corporation, (ii) reflect that from and after the Domestication Effective Time, the Company and its securities will be governed by Delaware law, including the DGCL (rather than the BVI Companies Act, 2004 (as amended)), and the applicable provisions of the certificate of incorporation and bylaws of the Company, (iii) make certain changes in order to comply with applicable Delaware law and (iv) reference the NYSE (rather than the London Stock Exchange (as defined in the Original Warrant Instrument)), in each case, pursuant to the power and authority granted to the Board by Clause 11.1 of the Original Warrant Instrument; and

(E)

The Company has accordingly determined to execute this Amended and Restated Warrant Instrument (as modified, supplemented, amended or amended and restated from time to time, this “Instrument”) to set out the rights and interests of the Warrantholders (as defined below) and to incorporate the duties, obligations and immunities of the Receiving Agent appointed under this Instrument.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Instrument:

“Acquisition” means the initial acquisition by the Company or by any subsidiary thereof (which may be in the form of a merger, capital stock exchange, asset acquisition, stock purchase, scheme of arrangement, reorganisation or similar business combination) of an interest in an operating company or business as will be further described in the Prospectus (and, in the context of the Acquisition, references to a company without reference to a business and references to a business without reference to a company shall in both cases be construed to mean both a company or a business);

“Adjustment Percentage” has the meaning given in Clause 6.1;

“Admission” means admission of the Ordinary Shares and Warrants to the Official List and to trading on the London Stock Exchange’s main market for listed securities;

“Articles” means the certificate of incorporation and bylaws of the Company, in each case, as amended or amended and restated from time to time;

“Average Price” means for any security, as of any date or relevant period (as applicable): (i) in respect of Ordinary Shares or any other security, the volume weighted average price for such security on the NYSE as reported by Bloomberg through its “Volume at Price” functions; (ii) if the NYSE is not the principal securities exchange or trading market for that security, the volume weighted average price of that security on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price of that security in the over the counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date on any of the foregoing bases, the Average Price of that security on such date shall be the fair market value as mutually determined by the Company and the Warrantholders representing a majority of the Ordinary Shares outstanding under the Warrants (acting reasonably);

“business day” means any day (excluding a Saturday or a Sunday) on which banks in New York, New York are open for business;

“DGCL” means the General Corporation Law of the State of Delaware (as amended);

“Directors” means the directors of the Company from time to time;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Exercise Price” means $11.50 per Ordinary Share (or such adjusted price as may be determined from to time in accordance with the provisions of Clause 6 (Adjustment of Subscription Rights)), which is the aggregate amount payable for each Minimum Exercise Amount;

“Extraordinary Resolution” means either: (a) a resolution passed at a meeting of the Warrantholders duly convened and held and carried by not less than three-fourths of the votes cast; or (b) a resolution consented to in writing by or on behalf of Warrantholders representing not less than three-fourths of the aggregate number of outstanding Warrants in issue and who then are entitled to receive notice of and vote at a meeting of Warrantholders;

“FCA” means the UK Financial Conduct Authority;

“Form of Nomination” means in relation to any Warrant the form of nomination attached to the Warrant Certificate;

“FSMA” means the UK Financial Services and Markets Act 2000, as amended;

“Listing Rules” means the listing rules made by the UK Listing Authority under section 73A of FSMA, as amended from time to time;

“London Stock Exchange” means London Stock Exchange plc;

“Minimum Exercise Amount” means, as of the applicable time of determination, with respect to each exercise of Warrants, the number of Warrants necessary for a Warrantholder to exercise to receive one whole Ordinary Share upon such exercise as determined by the Board, which number of Warrants shall have a value (as determined by the Board) of not less than the par value of any such whole Ordinary Share;

“Official List” means the official list maintained by the UK Listing Authority;

“Ordinary Shares” means shares of common stock, par value $0.0001 per share, of the Company, which shall include any capital shares into which such shares of common stock shall have been changed (including, for the avoidance of doubt, following any continuation, merger, consolidation or similar action) or any share capital resulting from a reclassification of such shares of common stock;

“Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity, and shall include any successor (by merger or otherwise) of any such Person.

“Portion” means, as of the applicable time of determination (as applicable) (i) from and after the date hereof through the time immediately preceding the first adjustment (if any) under Clause 6, one third (1/3rd), (ii) from and after the time of the first adjustment (if any) under Clause 6 until the next adjustment thereunder, the product of (x) one third (1/3rd) multiplied by (y) the applicable Adjustment Percentage that is calculated in respect of such first adjustment or (iii) from and after the time of each successive adjustment (if any) under Clause 6, the product of (x) the fraction then in effect as previously determined pursuant to the immediately preceding clause (ii) or this clause (iii) (as the case may be) multiplied by (y) the applicable Adjustment Percentage that is calculated in respect of such applicable adjustment, subject to adjustment in accordance with Clause 6.3;

“Prospectus” means the prospectus published by the Company in connection with Admission on or around October 5, 2017;

“Receiving Agent” means Computershare Inc., or such other receiving agent as the Registrar may appoint from time to time;

“Redemption Event” has the meaning given in Clause 7.2;

“Redemption Notice” means the notice to Warrantholders notifying the occurrence of a Redemption Event to be given pursuant to Clause 7.3;

“Redemption Trigger Price” means $18 (subject to adjustment pursuant to Clause 7.5);

“Register” means the register of Warrantholders required to be maintained pursuant to Clause 9.1;

“Registrar” means Computershare Inc., or such other Person or Persons appointed by the Company from time to time to maintain the Register;

“Regulation D” means Regulation D under the Securities Act;

“Regulation S” means Regulation S under the Securities Act;

“Rule 144” has the meaning set forth in Clause 4.13;

“Rule 144A” means Rule 144A promulgated by the U.S. Securities and Exchange Commission under the Securities Act;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Subscription Notice” means in relation to any Warrant the notice of subscription attached to the Warrant Certificate;

“Subscription Period” means, in relation to any Warrant, the period commencing on the date of Admission and ending on the earlier to occur of (i) 5:00 p.m. (New York, New York time) on the third anniversary of the completion of the Acquisition and (ii) such earlier date as is set forth in this Instrument, provided that if such day is not a Trading Day, the Trading Day immediately following such day;

“Subscription Rights” means the rights to subscribe for Ordinary Shares granted by the Company to Warrantholders pursuant to this Instrument;

“Trading Day” means a day on which the NYSE (or such other applicable securities exchange or quotation system on which the Ordinary Shares or Warrants are listed) is open for business (other than a day on which the NYSE (or such other applicable securities exchange or quotation system) is scheduled to or does close prior to its regular weekday closing time);

“UK Listing Authority” means the FCA in its capacity as the competent authority for listing in the UK pursuant to Part VI of FSMA;

“U.S. Person” has the meaning given to the term “U.S. Person” in Regulation S;

“Warrant Certificate” means a certificate evidencing a holding of Warrants in certificated form, such certificate being in or substantially in the form set out in Schedule 1 (Form of Warrant Certificate) to this Instrument;

“Warrantholder” means in relation to any Warrant, the Person or Persons who is or are then the registered holder or joint holders of such Warrant in the Register; and

“Warrants” means each of the warrants to acquire Ordinary Shares constituted by this Instrument and all rights conferred by this Instrument.

1.2	The Clause headings are inserted for guidance only and shall not affect the meaning or interpretation of any part of this Instrument.

1.3	Reference to Clauses, sub-Clauses and Schedules in this Instrument are references to the Clauses, sub-Clauses and Schedules of and to this Instrument.

1.4

References to any statute or statutory provision include references to that statute or statutory provision as from time to time amended, extended or re-enacted and to any rules, orders, regulations and delegated legislation made thereunder.

1.5

Words importing the singular shall include the plural and vice versa; words importing the masculine shall include the feminine and neuter and vice versa; words importing Persons shall include bodies corporate and partnerships.

1.6

Any register, index, minute book or book of account required to be kept by this Instrument shall be kept, and inspection thereof shall be allowed and copies shall be supplied, in such form and manner and subject to such precautions as would from time to time be permissible or required if it were a register, index, minute book or book of account required to be kept by the DGCL and references to such records in the Instrument shall be construed accordingly.

1.7	A Warrant is “outstanding” unless the Subscription Rights attached to such Warrant have been exercised in full or have lapsed in accordance with the provisions of this Instrument.

1.8	Any reference to “writing” or “written” includes any method of reproducing words or text in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail.

1.9	References to “$” are to the lawful currency of the United States as at the date of this Instrument.

1.10	References to times of the day are to that time in New York, New York and references to a day are to a period of 24 hours running from midnight to midnight.

1.11	Any reference to “Company” means the Company as a corporation incorporated under the laws of the State of Delaware.

1.12	References to “shares in the capital of” or “share capital” or similar terms in this Instrument shall be construed so as to include shares in a corporation incorporated in the State of Delaware.

2.	CONSTITUTION AND FORM OF WARRANTS

2.1

The Company previously created and constituted, pursuant to a resolution of the Board passed on October 4, 2017, 125,032,500 warrants to subscribe for Ordinary Shares on the terms and subject to the conditions of the Original Warrant Instrument, of which 64,546,077 are outstanding.

2.2

Each Warrant confers the right (but not the obligation) on the Warrantholder to subscribe for the applicable Portion of an Ordinary Share during the Subscription Period on the terms and subject to the conditions set out in this Instrument.

2.3

The Company undertakes to comply with the terms and conditions of this Instrument and specifically, but without limitation, to do all such things and execute all such documents to the extent necessary in order to give effect to the exercise of any Subscription Rights in accordance with this Instrument.

2.4

Upon the issue of any Warrant, the Company shall, or shall cause the Registrar to, enter the Person or Persons to whom the Warrant is issued into the Register in respect of such Warrant. The Warrants registered in a Warrantholder’s name will be held in certificated form and will be evidenced by a Warrant Certificate issued by the Company.

2.5

The Company shall, upon exercise of all or any of the Warrants in accordance with Clause 4 (Exercise of Warrants) from time to time during the Subscription Period, including, without limitation, the payment, in full, of the Exercise Price with respect thereto, forthwith issue the number of Ordinary Shares required to be issued in accordance with the terms of this Instrument.

2.6

The Warrants are issued subject to the Articles and otherwise on the terms and conditions of this Instrument, which are binding upon the Company and each Warrantholder and all Persons claiming through them.

3.	WARRANT CERTIFICATES

3.1

Every Warrant Certificate shall be in the form or substantially in the form set out in Schedule 1 (Form of Warrant Certificate) to this Instrument and shall have endorsed thereon a Subscription Notice and Form of Nomination, each in the form or substantially in the form set out in Schedule 1 (Form of Warrant Certificate) to this Instrument.

3.2

Every Warrantholder shall be entitled without charge to one Warrant Certificate for the Warrants held by him save that joint holders shall be entitled to one certificate only in respect of the Warrants held by them jointly which certificate shall be delivered to the holder whose name stands first in the Register in respect of such joint holding. The Company shall not be bound to register more than four Persons as joint holders of any Warrants.

3.3

Where some but not all of the Warrants represented by any Warrant Certificate are transferred or exercised the Company shall issue, free of charge, to the relevant Warrantholder a new Warrant Certificate in accordance with the other provisions of this Instrument for the balance of the Warrants retained by such Warrantholder.

3.4

All Warrant Certificates shall be executed by or on behalf of the Company by such officers of the Company as the Board may designate, either manually or by facsimile signature. Upon written request by the Company, the Warrant Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Receiving Agent, but it shall not be necessary for the same signatory to countersign all of the Warrant Certificates hereunder.

3.5

If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, it shall, at the discretion of the Company, be replaced at the office of the Registrar on payment of such expenses as may reasonably be incurred by the Company in connection therewith and on such terms as to evidence, indemnity and/or security as the Company may reasonably require. Mutilated or defaced Warrant Certificates must be surrendered before replacements will be issued.

4.	EXERCISE OF WARRANTS

4.1

Subject to this Clause 4 and the terms and conditions of this Instrument, a Warrantholder may exercise all or any portion of its Subscription Rights for all or any whole number of Ordinary Shares for which he is entitled to subscribe at any time during the Subscription Period. The exercise of Subscription Rights must be made subject to, and in compliance with, any laws and regulations then in force and upon payment of any taxes, duties and other governmental charges payable by reason of the exercise (other than taxes and duties imposed on the Company). Each of the Registrar or the Receiving Agent shall not have any duty or obligation to take any action under any section of this Instrument that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

4.2

No fractions of an Ordinary Share will be issued to a Warrantholder upon exercise of any Warrants pursuant to this Instrument. Where a Warrantholder purports to exercise Warrants for an aggregate amount (a “Purported Exercise Amount”) that is not equal to a multiple of the Minimum Exercise Amount, such purported exercise will only be valid in respect of the amount of Warrants which are equal to the largest multiple of the Minimum Exercise Amount which is less than the Purported Exercise Amount (the “Largest Multiple Amount”), and the number of Warrants equal to the Purported Exercise Amount less the Largest Multiple Amount shall lapse and be cancelled, and such Warrantholder will have no further Subscription Rights in respect of such Warrants.

4.3

In order to exercise Subscription Rights, whether in whole or in part, Warrantholders must deliver or cause to be delivered the relevant Warrant Certificate(s) to the Receiving Agent at the address of the Receiving Agent designated for such purposes, together with the Subscription Notice properly completed and duly signed, together with a remittance in cleared funds for the Exercise Price in respect of the whole number of Ordinary Shares being acquired with respect to the Warrants being exercised. Once so delivered, a Subscription Notice shall be irrevocable unless consented to by the Board.

4.4

Warrants will be deemed to be exercised on the business day upon which the Receiving Agent (or such other Person as shall have been notified to Warrantholders in accordance with Clause 13.2) shall have received the relevant documentation and remittance in cleared funds referred to in this Clause 4 (Exercise of Warrants). Subject to Subscription Rights being validly exercised and value having been received by the Company in respect of the relevant remittance, and subject to Clause 4.6, the Company shall deliver the Ordinary Shares to be issued pursuant to the exercise of Subscription Rights and enter (or cause to be entered into) the holder of such Ordinary Shares in the Company’s register of shareholders not later than 10 days after the date on which such Subscription Rights are exercised. If an adjustment is made pursuant to Clause 6 after the exercise date but before the relevant Ordinary Shares have been issued, the Warrantholder will receive such number of Ordinary Shares as it would have received had the exercise taken place following the adjustment taking effect.

4.5

Subject to Clause 4.6, as soon as practicable following the exercise of Subscription Rights in accordance with the terms of this Instrument and, in any event, not later than 28 days after the date on which such Subscription Rights are exercised, the Company shall issue (or shall cause to be issued):

4.5.1

a certificate for the Ordinary Shares in the name of such Warrantholder or such other Person as may be named on the Form of Nomination set out in the Warrant Certificate (subject to applicable law and to payment of stamp duty, stamp duty reserve tax or any similar tax as may be applicable); and

4.5.2

in the event of a partial exercise of Subscription Rights by any Warrantholder, a Warrant Certificate in the name of such Warrantholder in respect of the balance of the Warrants represented by the relevant Warrant Certificate that remain outstanding.

The certificate for the Ordinary Shares arising on the exercise of Warrants (together with any balancing Warrant Certificate) will be delivered at the risk of the Person entitled thereto to the address of such Person or (in the case of a joint holding) to that one of them whose name stands first in the Register or relevant Form of Nomination and will be sent by ordinary mail.

4.6

At any time when the Ordinary Shares are capable of electronic settlement in uncertificated form, whether on any securities exchange or quotation system on which the Ordinary Shares are traded or quoted or otherwise, the Ordinary Shares to be issued upon the exercise of Subscription Rights may, at the absolute discretion of the Board and subject to the adoption by the Board of a resolution or resolutions providing for uncertificated shares to the extent required by the DGCL, be issued in uncertificated form (whether in the form of depositary interests or otherwise) in such manner as the Company may notify the Warrantholders, the Registrar and the Receiving Agent.

4.7	Every Warrant in respect of which Subscription Rights:

4.7.1	have been exercised in full; or

4.7.2	have not been exercised (whether in whole or in part) during the Subscription Period,

shall lapse and be cancelled and Warrantholders will have no further Subscription Rights in respect of such Warrants and such Warrants may not be re-issued or re-sold.

4.8

Ordinary Shares issued pursuant to the exercise of Warrants in accordance with the terms of this Instrument shall be issued fully paid and free from any liens, charges or encumbrances and pre-emptive rights but shall not rank for any dividends or other distributions declared, made or paid on the Ordinary Shares for which the record date is prior to the relevant day on which the Warrants are exercised but, subject thereto, shall rank in full for all dividends and other distributions declared, made or paid on the Ordinary Shares on or after the relevant day on which the Warrants are exercised and otherwise pari passu in all respects with the Ordinary Shares in issue at that date.

4.9

At any time when the Ordinary Shares are listed on the NYSE or any other securities exchange or quotation system, it is the intention of the Company to apply to the NYSE or relevant authority for any other securities exchange or quotation system, for the Ordinary Shares issued pursuant to any exercise of Warrants to be admitted to the NYSE or such other securities exchange or quotation system on which the Ordinary Shares are traded or quoted.

4.10

The exercise of Subscription Rights by any holder or beneficial owner of Warrants who is a U.S. Person will be subject to such requirements, conditions, restrictions, limitations and/or prohibitions as the Company may at any time impose, in its absolute discretion, for the purpose of complying with the securities laws of the United States (including, without limitation, the Securities Act, the Exchange Act, the U.S. Investment Company Act, and any rules or regulations promulgated under such acts).

4.11	Intentionally Omitted.

4.12

The Registrar, the Receiving Agent and the Company reserve the right to delay taking any action on any particular instructions from the Warrantholder if any of them considers that it needs to do so to obtain further information from the Warrantholder or to comply with any legal or regulatory requirement binding on it (including the obtaining of evidence of identity to comply with money laundering regulations), or to investigate any concerns they may have about the validity of or any other matter relating to the instruction.

4.13

The Company shall not be obliged to issue and deliver Ordinary Shares pursuant to the exercise of a Warrant unless: (i) such Ordinary Shares have been registered or qualified or deemed to be exempt under the securities laws of the jurisdiction of state of residence of the Warrantholder; (ii) a registration statement under the Securities Act with respect to the Ordinary Shares is effective; (iii) the Warrantholder provides the Company with reasonable assurance that such Ordinary Shares can be sold, novated or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”) or Rule 144A (or any successor rule thereto) and the applicable sale of the Ordinary Shares to be made in reliance on Rule 144 is made in accordance with the terms of Rule 144; or (iv) in the opinion of legal counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Securities Act and such Ordinary Shares are qualified for sale or exempt from qualification under applicable securities laws of jurisdictions in which the Warrantholder resides. Warrants may not be exercised by, or Ordinary Shares issued or delivered to, any Warrantholder in any state or other jurisdiction in which such exercise or issue and delivery of Ordinary Shares would be unlawful.

4.14

At any time during the Subscription Period, the Board will have the discretion to refuse to accept a notice of exercise of Subscription Rights to the extent such exercise may affect the Company’s ability to meet the requirements in Listing Rule 14.3.2 (or similar rule of any other securities exchange or quotation system on which the Ordinary Shares or Warrants are traded or quoted).

5.	UNDERTAKINGS

Subject to the provisions of Clause 6 and, unless otherwise authorized by an Extraordinary Resolution, while any Subscription Rights remain outstanding, the Company shall, to the fullest extent permitted by applicable law, at all times maintain all requisite Board and shareholder or other authorizations necessary to enable the issue of Ordinary Shares (free from any pre-emptive rights) pursuant to the exercise of all the Warrants outstanding from time to time.

6.	ADJUSTMENT OF SUBSCRIPTION RIGHTS

6.1

If the Company, at any time while Subscription Rights are outstanding, (i) issues any Ordinary Shares by way of dividend or distribution to holders of Ordinary Shares (solely in their capacity as holders of Ordinary Shares), (ii) subdivides (by any share split, recapitalization or otherwise) the number of Ordinary Shares outstanding into a larger number of Ordinary Shares or (iii) consolidates (by consolidation, combination, reverse share split or otherwise) the number of outstanding Ordinary Shares into a smaller number of Ordinary Shares, then in each such case the Exercise Price shall be divided by the quotient of (x) the number of Ordinary Shares outstanding immediately after such event divided by (y) number of Ordinary Shares outstanding immediately before such event (the result of such quotient is referred to herein the “Adjustment Percentage”). Any adjustment made pursuant to sub clause (i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to sub clause (ii) or (iii) shall become effective immediately after the effective date of such subdivision or consolidation. Following each adjustment to the Exercise Price pursuant to the immediately preceding sub clauses (i), (ii) or (iii), the Portion shall also be adjusted in accordance with the definition thereof so that after such adjustment the aggregate Exercise Price payable hereunder shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

6.2

On any adjustment to the Exercise Price pursuant to this Clause 6, the resultant Exercise Price, if not an integral multiple of one cent, will be rounded to the nearest cent (0.5 cents being rounded upwards); provided, however, that in no event shall the Exercise Price be reduced to below the par value of an Ordinary Share.

6.3	If:

(i)

the Board determines that an adjustment should be made to the Exercise Price and/or the Portion to which each Warrant relates as a result of one or more events or circumstances not referred to in Clause 6.1; or

(ii)

an event which gives or may give rise to an adjustment under Clause 6.1 occurs in circumstances such that the Board, in its absolute discretion, determines that the adjustment provisions of Clause 6.1 need to be operated subject to some modification in order to give a result which is fair and reasonable in all the circumstances, then the Board may make any adjustment to the Exercise Price and/or Portion or modification to the operation of Clause 6.1 as it determines in good faith to be fair and reasonable to take account of the relevant event or circumstance and upon determination the adjustment (if any) will be made and will take effect in accordance with the determination.

Whenever an adjustment is made or any event affecting the Warrants or their exercisability, the Company shall (i) promptly prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computation and methodology accounting for such adjustment, and (ii) promptly file with the Receiving Agent and with each transfer agent for the Ordinary Shares a copy of such certificate. The Receiving Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

7.	MANDATORY REDEMPTION

7.1

Upon the occurrence of the Redemption Event, each Warrant, unless previously exercised or cancelled before the date set for redemption in accordance with Clause 7.3, will be mandatorily redeemed by the Company for $0.01 per Warrant.

7.2	The “Redemption Event” occurs if the Average Price of an Ordinary Share for any ten consecutive Trading Days is equal to or greater than the Redemption Trigger Price (the “Redemption Event”).

7.3

The Company will give Warrantholders notice of the Redemption Event having occurred within 20 days of its occurrence in accordance with the terms of this Instrument and will redeem all Warrants to be redeemed on the date set by the Redemption Notice, being a date no longer than 30 days following the occurrence of the Redemption Event. Any Warrant which is exercised before the date set for redemption by the Redemption Notice will not be redeemed.

7.4

On the date set for redemption by the Redemption Notice, the Company shall pay to each holder of Warrants to be redeemed the amount due in respect of such redemption and upon making such payment the relevant Warrant will be cancelled.

7.5

If the Board determines that an adjustment should be made to the Redemption Trigger Price as a result of matters such as any subsequent consolidation or subdivision of the Ordinary Shares or issue of Ordinary Shares to shareholders by way of dividend or distribution, the Board shall determine in good faith as soon as practicable what adjustment (if any) to the Redemption Trigger Price is fair and reasonable and upon determination the adjustment (if any) will be made and will take effect in accordance with the determination.

8.	GENERAL OFFERS AND LIQUIDATION

8.1

While any Subscription Rights remain outstanding, if at any time an offer is made to all holders of Ordinary Shares (or all such holders other than the offeror and/or any company controlled by the offeror and/or Persons acting in concert with the offeror) to acquire all or some of the issued Ordinary Shares and the Company becomes aware on or before the end of the Subscription Period that as a result of such offer (or as a result of such offer and any other offer made by the offeror) the right to cast a majority of the votes which may ordinarily be cast generally at a meeting of shareholders of the Company has or will become vested in the offeror and/or such companies or Persons as aforesaid, the Company will give notice to the Warrantholders of such vesting within 14 days of it occurring, and each such Warrantholder will be entitled, at any time within the period of 30 days immediately following the date of such notice, to exercise his Subscription Rights on the terms on which the same could have been exercised if they had been exercisable and had been exercised on the date of such notice after which time all Subscription Rights will lapse. If any part of such period falls after the end of the Subscription Period, the end of the Subscription Period will be deemed to be the last business day of that 30 day period.

8.2	Intentionally Omitted.

8.3	If the Company shall be dissolved, all Subscription Rights will lapse on the date of the dissolution.

9.	TRANSFER AND TITLE

9.1

Warrants shall be transferable individually and in integral multiples by way of novation by an instrument of transfer in any usual or common form or such other form as may be approved by or on behalf of the Company. The Registrar shall maintain a register of Warrantholders in registered form and the provisions of Schedule 2 (Registration, Transfer and Transmission) relating to the transfer, transmission and registration of Warrants shall have full effect as if the same had been incorporated in this Instrument.

9.2

The Company shall be entitled to appoint such Person or Persons as the Company thinks fit as the Registrar and to remove any such Person or Persons and make a new appointment in their place. The Company shall forthwith give a notice of any change in the identity or address of the Registrar in accordance with Clause 13.2.

9.3

The registered holder of a Warrant shall be treated as its absolute owner for all purposes notwithstanding any notice of ownership or notice of previous loss or theft or of trust or other interest therein (except as ordered by a court of competent jurisdiction or required by applicable law). The Company and the Receiving Agent shall not (except as stated above) be bound to recognize any other claim to or interest in any Warrant.

9.4	Intentionally Omitted.

9.5

Subject to compliance with all applicable laws and regulations then in force, the Company may make arrangements to enable Warrants to be held in uncertificated form (whether in the form of depositary interests or otherwise) in such manner as the Board may determine from time to time.

10.	MEETINGS OF WARRANTHOLDERS

10.1

All the provisions of the Articles as to general meetings apply mutatis mutandis to meetings of Warrantholders as though the Warrants were a class of shares forming part of the capital of the Company, but:

10.1.1

the necessary quorum is the requisite number of Warrantholders (present in person or by proxy) entitled to subscribe for two-tenths in number of the Ordinary Shares attributable to such outstanding Warrants;

10.1.2	every Warrantholder present in person or by proxy at any such meeting is entitled to one vote for each Ordinary Share for which he is entitled to subscribe; and

10.1.3	if at any adjourned or postponed meeting a quorum as above defined is not present, the Warrantholder or Warrantholders then present in person or by proxy are a quorum.

10.2	Without prejudice to the generality of the foregoing, the Warrantholders, by way of Extraordinary Resolution, shall have power to:

10.2.1	sanction any compromise or arrangement proposed to be made between the Company and the Warrantholders or any of them;

10.2.2

sanction any proposal by the Company for modification, abrogation, variation or compromise of, or arrangement in respect of the rights of the Warrantholders against the Company whether such rights shall arise under this Instrument or otherwise;

10.2.3

sanction any proposal by the Company for the exchange or substitution for the Warrants of, or the conversion of the Warrants into, shares, stock, bonds, debentures, debenture stock, warrants or other obligations or securities of the Company or any other body corporate formed or to be formed;

10.2.4	assent to any modification of the conditions to which the Warrants are subject and/or the provisions contained in this Instrument which shall be proposed by the Company;

10.2.5	authorize any Person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

10.2.6	discharge or exonerate any Person from any liability in respect of any act or omission for which such Person may have become responsible under this Instrument; and

10.2.7	give any authority, direction or sanction which under the provisions of this Instrument is required to be given by Extraordinary Resolution.

10.3	An Extraordinary Resolution consented to in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Warrantholders.

11.	MODIFICATIONS

11.1

Any modification to this Instrument and any of the rights attached to the Warrants may be effected only by an instrument in writing, executed by the Company and expressed to be supplemental to this Instrument and, save in the case of a modification which is of a formal, minor or technical nature or made to correct a manifest error or a modification deemed necessary or desirable by the Board in its absolute discretion (acting in good faith) and which the Board determines in its absolute discretion (acting in good faith) does not adversely affect the interests of Warrantholders, only if it shall first have been sanctioned by an Extraordinary Resolution of the Warrantholders. Notwithstanding the foregoing, the Company may lower the Exercise Price (permanently or for limited duration) or extend the duration of the Subscription Period without the prior sanction, consent or approval of Warrantholders. Upon the delivery of a certificate from an authorized officer of the Company and which states that the proposed modification is in compliance with the terms of this Section 11.1, the Receiving Agent shall execute such modification. Notwithstanding anything in this Instrument to the contrary, the Receiving Agent shall not be required to execute any modification to this Instrument that it has determined would adversely affect its own rights, duties, obligations or immunities under this Instrument. No modification to this Instrument shall be effective unless duly executed by the Receiving Agent.

11.2	Notice of every modification to this Instrument shall be given by the Company to the Warrantholders in accordance with Clause 13.2.

12.	PURCHASE, SURRENDER AND CANCELLATION

12.1	The Company may at any time purchase, from one or more Warrantholders, Warrants, whether:

12.1.1	by tender at any price; or

12.1.2	on or through the market; or

12.1.3	by private treaty at any price,

or otherwise, on such terms as the Board, in its absolute discretion (acting in good faith) determines; provided that such purchases are made in accordance with applicable laws and regulations and the rules of any stock exchange or trading platform on which Warrants are listed or traded.

12.2	The Company shall accept the surrender (for no consideration) of Warrants at any time.

12.3	All Warrants purchased pursuant to Clause 12.1 or surrendered shall be cancelled forthwith and may not be reissued or sold.

13.	AVAILABILITY OF INSTRUMENT AND NOTICES

13.1

Every Warrantholder shall be entitled to inspect a copy of this Instrument at the offices of the Receiving Agent designated for such purposes (which initially shall be or such other Registrar’s agent and address as the Registrar may appoint), during normal business hours, and shall be entitled to receive a copy of this Instrument against payment of such charges as the Board may impose in its absolute discretion.

13.2	Notices to be given pursuant to the provisions of this Instrument shall be given in accordance with paragraph 4 of Schedule 2 (Registration, Transfer and Transmission).

13.3

The Company will use reasonable efforts to give written notice to each Warrantholder at least fifteen calendar days prior to the date on which the Company closes its books or takes a record (A) with respect to any distribution on the Ordinary Shares or (B) for determining rights to vote with respect to any voluntary dissolution or voluntary liquidation of the Company.

14.	PURCHASE OF ORDINARY SHARES BY THE COMPANY

The Company may at any time purchase Ordinary Shares, or arrange for the purchase of Ordinary Shares on its behalf or by any other member of its group, and whether by way of tender offer, without requiring, in each case, the consent of Warrantholders for such purchase.

15.	ENFORCEMENT

15.1

The Company acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Instrument and the Schedules hereto shall inure to the benefit of each and every Warrantholder and the Registrar and Receiving Agent and each of its successors and assigns.

15.2

Each Warrantholder shall be entitled to enforce the said covenants, obligations and conditions against the Company insofar as such Warrantholder’s Warrant is concerned, without the need to join the beneficiary of any such Warrant or any intervening or other Warrantholder in the proceedings for such enforcement.

16.	GOVERNING LAW

16.1

This Instrument and the Warrants and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

16.2

A state or federal court located within the State of Delaware shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Instrument or any Warrant or their subject matter or formation (including non-contractual disputes or claims).

17.	SEVERABILITY

17.1

If any term, provision, covenant or restriction of this Instrument is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Instrument shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Receiving Agent, the Receiving Agent shall be entitled to resign immediately upon written notice to the Company.

18.	FORCE MAJEURE

18.1

Notwithstanding anything to the contrary contained herein, the Receiving Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemics, pandemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

19.	CONCERNING THE RECEIVING AGENT

The rights, duties and immunities of the Receiving Agent are set forth on Schedule 3 attached hereto and incorporated herein by reference. The parties hereto acknowledge and agree that all references to the Receiving Agent shall include Computershare Inc. in its capacity as Registrar, as applicable.

[Signature Page Follows]

IN WITNESS THEREOF this Instrument has been executed by the Company on the date first written above.

API GROUP CORPORATION

/s/ Andrea Fike
Name: Andrea Fike
Title: Senior Vice President, General Counsel and Secretary

IN WITNESS THEREOF this Instrument has been executed by Computershare Inc. on the date first written above.

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. On behalf of both entities

/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Manager, Corporate Actions

SCHEDULE 1

FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON THE EXERCISE OF ANY WARRANT) ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED WARRANT INSTRUMENT DATED APRIL 28, 2020, EXECUTED BY THE COMPANY (AS MODIFIED, SUPPLEMENTED, AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME, THE “WARRANT INSTRUMENT”), WHICH WARRANT INSTRUMENT IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE WARRANT INSTRUMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE OFFICES OF THE REGISTRAR’S AGENT, WHO INITIALLY IS COMPUTERSHARE INC. WITH OFFICES AT THE ADDRESS BELOW (OR SUCH OTHER REGISTRAR’S AGENT AND ADDRESS AS THE REGISTRAR MAY APPOINT).

SEE ANNEX A TO THIS WARRANT CERTIFICATE FOR ADDITIONAL RESTRICTIVE LEGENDS APPLICABLE TO THIS WARRANT

No. of Certificate:	[•]

Number of Warrants:	[•]

Date of issue:	[•]

Warrants to subscribe for Ordinary Share(s) in

APi Group Corporation

This is to certify that [•]

of [•]

is/are the registered holder(s) of [•] Warrants in APi Group Corporation (the “Company”) issued pursuant to and in accordance with the terms of the Warrant Instrument (the “Warrant Instrument”) executed by the Company and the Receiving Agent thereunder.

Words and expressions used in this Warrant Certificate, the Subscription Notice and the Form of Nomination incorporated into this Warrant Certificate by reference shall have the same meanings as in the Warrant Instrument.

The registered holder is entitled in respect of every one Warrant held to subscribe for the applicable Portion of an Ordinary Share during the Subscription Period on the terms and conditions set forth in the Warrant Instrument. At the date of issue of this certificate, the applicable Portion is [one-third] [insert applicable Portion if there has been a prior adjustment] of an Ordinary Share.

Warrants are exercisable only as specified in Clause 4 of the Warrant Instrument.

Transfer of any of the Warrants comprised herein will not be registered without production of this Warrant Certificate.

The Warrant Instrument is enforceable severally by each Warrantholder and is available for inspection at the offices of the Receiving Agent designated for such purposes (which initially shall be at 150 Royal Street, Canton, MA 02021, U.S.) or such other Registrar’s agent and address as the Registrar may appoint, until the end of the Subscription Period.

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This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Instrument, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrant Instrument reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates.

API GROUP CORPORATION

Name:
Title:
COMPUTERSHARE INC.

Name:
Title:

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ANNEX A

PRIOR TO INVESTING IN THE SECURITIES OR CONDUCTING ANY TRANSACTIONS IN THE SECURITIES, INVESTORS ARE ADVISED TO CONSULT PROFESSIONAL ADVISERS REGARDING THE RESTRICTIONS ON TRANSFER SUMMARIZED BELOW AND ANY OTHER RESTRICTIONS.

SUBSCRIPTION NOTICE

In order to exercise all or any of the Warrants represented by this Warrant Certificate, this Warrant Certificate must be submitted with this Subscription Notice duly completed and signed, together with the payment in cleared funds referred to below, to the Registrar’s Receiving Agent, who is initially Computershare Inc. located at 150 Royal Street, Canton, MA 02021, U.S. (or such other Receiving Agent and address as the Registrar may appoint).

To:	The Board of Directors of APi Group Corporation (the “Company”)

I/We the undersigned, being the registered holder(s) of the Warrants comprised in this Warrant Certificate (and the several Warrant Certificates (if any) enclosed with this Subscription Notice) hereby give(s) notice of his/their wish to exercise                      Warrant(s) to subscribe for Ordinary Share(s) in accordance with the provisions of the Warrant Instrument.

I/We enclose payment for $             in favor of the Company being the aggregate payment of the full subscription price for the total number of such Warrants.*

* Please contact the Receiving Agent if you wish to pay by way of electronic transfer.

I/We direct you to deliver the registered Ordinary Share(s) issued pursuant hereto to the Person(s) whose name(s) and address(es) is/are set out in the Form of Nomination set out below and who has signed the acceptance set out therein or, if none is set out, to me/us in which event I/we agree to accept such shares subject to the Articles. I/We authorize and request the entry of the name(s) of such Persons in the register of shareholders of the Company in respect thereof.

I/We require the delivery of:

(a)	certificates in respect of the Ordinary Share(s) to be issued to such Persons; and

(b)	a Warrant Certificate in the name(s) of such Persons for any balance of my/our Warrants remaining exercisable,

at the risk of such Persons to such address as is set out in the Form of Nomination or, if none is set out, to my/our address set out in the Register of Warrantholders or (in the case of joint holders) to the address of that one whose name stands first in such form of Nomination or (if applicable) Register in respect of the Warrants represented by this Warrant Certificate by ordinary mail.

Dated

Signature(s)

GUIDANCE NOTES:

Exercise of the Warrants represented by this Warrant Certificate may be consolidated with the exercise of Warrants represented by other Warrant Certificates by the use of only one Subscription Notice, provided that the other Warrant Certificates are attached to the Subscription Notice.

In the case of joint holdings, all joint holders must sign.

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FORM OF NOMINATION

Please insert in BLOCK CAPITALS in the box below the full name(s) of the Person(s) to whom you wish the Ordinary Share(s) arising on the exercise of your Warrants to be issued and the address to which any certificate for such Ordinary Share(s) together with any balance certificate for Warrants should be sent and the address of the sole or first-named Warrantholder.

I/We agree to accept all the fully paid Ordinary Share(s) to be issued to me/us subject to the Articles. Signed Dated

If the above box is left blank in the case of Warrants held in certificated form, the Ordinary Share(s) will be issued to the Warrantholder(s) named in the attached Warrant Certificate and any certificate for such Ordinary Share(s) together with any balance Warrant Certificate will be sent to the registered address of the sole or first-named Warrantholder.

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SCHEDULE 2

REGISTRATION, TRANSFER AND TRANSMISSION

1.	REGISTRATION AND TITLE

1.1	An accurate register of the Warrants (the “Register”) will be kept by the Registrar and there shall be entered in the Register:

1.1.1	the names and addresses of the Warrantholders;

1.1.2	the amount of Warrants held by every registered holder; and

1.1.3	the date upon which the name of every such registered holder is entered in respect of the Warrants standing in his name.

1.2

Any change of name or address on the part of a Warrantholder shall forthwith be notified to the Registrar at the office of its agent, who is initially Computershare Inc. with offices at 150 Royal Street, Canton, MA 02021, U.S. (or such other Registrar’s agent and address as the Registrar may appoint), who shall cause the Register to be altered accordingly. The Register may be closed by the Company for such period or periods and at such times as it may think fit provided that it shall not be closed for more than thirty days in any calendar year. Any transfer made while the Register is so closed shall, as between the Company and the Person claiming under the transfer (but not otherwise), be considered as made immediately after the reopening of the Register. The Warrantholders or any of them, and any Person duly authorized by any such holder, shall be permitted at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same or any part thereof.

1.3

The Company, the Registrar and the Receiving Agent shall be entitled to treat the registered holder of any Warrant as the absolute owner thereof for all purposes notwithstanding any notice of ownership or writing thereon or notice of previous loss or theft or of trust (whether express or implied) or other interest therein (except as ordered by a court of competent jurisdiction or required by applicable law) and shall not (except as aforesaid) be bound to recognize any equitable or other claim to or interest in such Warrant.

1.4

Every Warrantholder will be recognized by the Company as entitled to his Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of the Warrants.

2.	TRANSFER

2.1

Warrants shall be transferable individually and in integral multiples by way of novation by an instrument of transfer in any usual or common form or such other form as may be approved by or on behalf of the Board. The instrument of transfer of a Warrant shall be duly signed by or on behalf of the transferor and by or on behalf of the transferee. Entry in the Register of a transferee’s name and/or details of Warrants transferred shall be the Company’s and transferor’s agreement in respect of each novation and upon registration all the rights of the transferor in respect of Warrants transferred shall cease. In consideration of (inter alia) the transferee agreeing to be registered as the holder of Warrants the Company shall assume such obligations towards the transferee and the transferee shall have such rights in respect of such Warrants as are set out under the terms of this Instrument. The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Register in respect thereof. The Company shall not be obliged to give effect to any such instrument which purports to transfer any Warrants in respect of which a Subscription Notice shall have been received.

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2.2

The Company, the Registrar and the Receiving Agent may decline to recognize any instrument of transfer unless such instrument is duly executed properly completed and deposited at the office of the Receiving Agent designated for such purposes (which initially shall be 150 Royal Street, Canton, MA 02021, U.S.) or such other Registrar’s agent and address as the Registrar may appoint, accompanied by the Warrant Certificate to which it relates and by a signature guarantee, and such other evidence as the Registrar or Receiving Agent may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other Person on behalf of the transferor, the authority of that Person so to do. The Registrar or Receiving Agent may waive production of any Warrant Certificate upon evidence satisfactory to the Registrar of its loss or destruction or upon execution of an indemnity reasonably satisfactory to the Registrar. All instruments of transfer which are registered may be retained by the Company for so long as it thinks fit together with the cancelled Warrant Certificates

2.3

No fee shall be charged by the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death, or power of attorney or other document relating to or affecting the title to any Warrants or otherwise for making any entry in the Register affecting the title to any Warrants.

2.4

The registration of a transfer shall be conclusive evidence of the approval by the Company and the Registrar of the transfer and the Company shall, on registration, issue the transferee with a Warrant Certificate in respect of the Warrants transferred.

3.	TRANSMISSION

3.1

In the case of the death of a Warrantholder the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only Persons recognized by the Company and the Registrar as having any title to his Warrants, but nothing herein contained shall release the estate of a deceased Warrantholder (whether sole or joint) from any liability in respect of any Warrant solely or jointly held by him.

3.2

Subject to any other provision herein contained, any Person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder or otherwise than by transfer may, upon producing such evidence of title as the Company shall reasonably require, and subject as hereinafter provided, be registered himself as holder of the Warrant.

3.3

Subject to any other provision herein contained, if any Person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder or otherwise than by transfer shall elect to be registered himself, he shall deliver or send to the Company and the Receiving Agent at its office designated for such purposes (which initially shall be 150 Royal Street, Canton, MA 02021, U.S.) or such other Registrar’s agent and address as the Registrar may appoint, a notice in writing signed by him stating that he so elects. All the limitations, restrictions and provisions herein contained relating to the right to transfer and the registration of transfers of Warrants shall be applicable to any such notice of transfer as aforesaid as if the death or bankruptcy of the Warrantholder had not occurred and the notice of transfer were a transfer executed by such Warrantholder.

3.4

A Person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder shall be entitled to receive and may give good discharge for any monies payable in respect thereof, but shall not be entitled to receive notices of or to attend or vote at meetings of the Warrantholders or, save as aforesaid, to any of the rights or privileges of a Warrantholder until he shall have become a Warrantholder in respect of the Warrant.

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4.	NOTICES

4.1

Every Warrantholder shall register with the Company and the Registrar an address to which copies of notices can be sent. Any notice or document may be given or served by the Company, the Registrar or the Receiving Agent on any Warrantholder either personally or by sending it by mail in a prepaid letter addressed to such Warrantholder at his registered address as appearing in the register or by facsimile transmission to any facsimile number notified by such Warrantholder to the Company. Any notices given pursuant to the provisions of this Schedule with respect to Warrants standing in the names of joint holders shall be given to whichever of such Persons is named first in the Register and such notice so given shall be sufficient notice to all the holders of such Warrants.

4.2

Notices or demands authorized by this Instrument to be given by the Receiving Agent or Warrant Holder to the Company shall be sufficiently given if sent in writing by mail prepaid and addressed (until another address is filed in writing with the Receiving Agent) as follows:

c/o APi Group, Inc.

1100 Old Highway 8 NW

New Brighton, MN 55112

4.3

Any notice or demand authorized by this Instrument to be given by the Company or by a Warrantholder to the Receiving Agent shall be sufficiently given if sent in writing by first class mail, prepaid and addressed (until another address is filed in writing with the Company) as follows:

Computershare Inc.

150 Royal Street

Canton, MA 02021

Attention: Client Services

4.4

Proof that an envelope containing a notice was properly addressed, prepaid and mailed shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of forty-eight hours after the envelope containing it was mailed. Any notice given by facsimile transmission shall be deemed to have been served at the time of transmission by the sender in the absence of an indication of failure of transmission when transmitted.

4.5

When a given number of days’ notice or notice extending over any other period is required to be given, the day of service shall, but the day upon which such notice shall expire shall not, be included in calculating such number of days or other period. The signature to any notice to be given by the Company may be written or printed.

4.6

Every Person who by operation of law, transfer or other means whatsoever becomes entitled to a Warrant shall be bound by any notice in respect of such Warrant which, before his name is entered in the Register, has been duly given to the Person from whom he derives his title.

4.7

If at any time by reason of the suspension or curtailment of mail services the Company is unable effectively to convene a meeting of the Warrantholders by notices sent through the mail, such a meeting may be convened by a notice advertised in at least two national daily newspapers with appropriate circulations and, where there is a suspension or curtailment of mail services, within the United States, at least one of which shall be published in New York City, and such notice shall be deemed to have been duly served on all Warrantholders entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by mail if prior to the meeting the mailing of notices to addresses again becomes practicable.

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4.8

Any Warrantholder present, either personally or by proxy, at any meeting of the Warrantholders shall for all purposes be deemed to have received due notice of such meeting, and, where required, of the purposes for which such meeting was called.

4.9

Any notice or document delivered or sent by mail to or left at the registered address of any Warrantholder or sent by facsimile transmission to any facsimile number notified by such Warrantholder to the Company in pursuance of this Instrument shall, notwithstanding that such Warrantholder is then dead, bankrupt, of unsound mind or (being a corporation) in liquidation, and whether or not the Company has notice of the death, bankruptcy, insanity or liquidation of such Warrantholder, be deemed to have been duly served in respect of any Warrant registered in the name of such Warrantholder as sole or joint holder unless his name has at the time of the service of the notice or document been removed from the Register as the holder of the Warrant, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Warrant.

5.	Payment of Redemption or Other Moneys

Any redemption amount or other moneys payable to a Warrantholder may be paid by electronic transfer or check sent by mail to the registered address of the Person entitled or, if two or more Persons are the holders of the Warrant or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of the one of those Persons who is first named in the Register or to such Person and to such address as the Person or Persons entitled may in writing direct (and in default of such direction to that one of the Persons jointly so entitled as the Directors shall in their absolute discretion determine). Every check shall be made payable to the order of the Person or Persons entitled or to such other Person as the Person or Persons entitled may in writing direct and payment of the check shall be a good discharge to the Company. Any joint holder or other Person jointly entitled to a Warrant as aforesaid may give receipts for any dividend or other moneys payable in respect of the Warrant. Every check is sent at the risk of the Person entitled to the payment. If payment is made by electronic transfer, the Company is not responsible for amounts lost or delayed in the course of making that payment.

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SCHEDULE 3

CONCERNING THE RIGHTS AGENT; MERGER, CONSOLIDATION OR

CHANGE OF RECEIVING AGENT

1.	CONCERNING THE RECEIVING AGENT

As mutually agreed between the Company and the Receiving Agent, the Company agrees to pay to the Receiving Agent compensation for all services rendered by it hereunder, and, from time to time, on demand of the Receiving Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Instrument and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Receiving Agent (including employees, directors, officers and agents of the Receiving Agent) for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement or expense (including the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or wilful misconduct on the part of the Receiving Agent (which gross negligence, bad faith or wilful misconduct must be each as determined by a final, non-appealable judgment of a court of competent jurisdiction) for any action taken, suffered or omitted to be taken by the Receiving Agent (including employees, directors, officers and agents of the Receiving Agent), for anything done or omitted by the Receiving Agent in connection with the acceptance, administration, exercise and performance of its duties under this Instrument, including the costs and expenses of defending against any claim of liability in connection herewith. The reasonable costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

The Receiving Agent shall be fully authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its acceptance and administration of this Instrument and the exercise and performance of its duties hereunder, in reliance upon any Warrant Certificate or certificate for other securities of the Company (including in the case of uncertificated securities, by notation in book entry accounts reflecting ownership), instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Persons, or otherwise upon the advice of counsel.

Notwithstanding anything in this Instrument to the contrary, in no event will the Receiving Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Receiving Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Receiving Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Receiving Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing, and all notices or other instruments required by this Instrument to be delivered to the Receiving Agent must, in order to be effective, be received by the Receiving Agent as specified in Section 4.3 of Schedule 2. The provisions of this Schedule 3 shall survive the termination of this Instrument, the exercise or expiration of the Warrants and the resignation, replacement or removal of the Receiving Agent.

2.	MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RECEIVING AGENT

Any Person into which the Receiving Agent or any successor Receiving Agent may be merged or with which it may effect a share exchange, be consolidated, or otherwise combined, or any Person resulting from any merger, share exchange, consolidation, or combination to which the Receiving Agent or any successor Receiving Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services of the Receiving Agent or any successor Receiving Agent, shall be the successor to the Receiving Agent under this Instrument without the execution or filing of any paper or document or any further act on the part of any of the

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parties hereto; provided that such Person would be eligible for appointment as a successor Receiving Agent under the provisions this Schedule 2. The purchase of all or substantially all of the Receiving Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 2.1. In case at the time such successor Receiving Agent shall succeed to the agency created by this Instrument, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Receiving Agent may adopt the countersignature of the predecessor Receiving Agent and deliver such Warrant Certificates so countersigned; and, in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Receiving Agent may countersign such Warrant Certificates either in the name of the predecessor Receiving Agent or in the name of the successor Receiving Agent; and, in all such cases, such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Instrument. In case at any time the name of the Receiving Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Receiving Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and, in case at that time any of the Warrant Certificates shall not have been countersigned, the Receiving Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and, in all such cases, such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Instrument.

3.	RIGHTS AND DUTIES OF RECEIVING AGENT

The Receiving Agent undertakes to perform only the duties and obligations expressly set forth in this Instrument and no implied duties or obligations shall be read into this Instrument against the Receiving Agent. The Receiving Agent shall perform those duties and obligations upon the following terms and conditions, by all of which the Company and the Warrantholders, by their acceptance thereof, shall be bound:

3.1.1

The Receiving Agent may consult with legal counsel selected by it (who may be legal counsel for the Company or an employee or legal counsel of the Receiving Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Receiving Agent and the Receiving Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion. Whenever in the performance of its duties under this Instrument the Receiving Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any authorized officer of the Company and delivered to the Receiving Agent; and such certificate shall be full and complete authorization and protection to the Receiving Agent and the Receiving Agent shall incur no liability for or in respect of any action taken, suffered, or omitted to be taken, in each case, in the absence of bad faith, by it under the provisions of this Instrument in reliance upon such a certificate. The Receiving Agent shall have no duty to act without such a certificate as set forth in this Section 3.1.2.

3.1.2

The Receiving Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or wilful misconduct (which gross negligence, bad faith or wilful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Any liability of the Receiving Agent under this Instrument shall be limited to the amount of the annual fees paid (excluding reimbursed charges and expenses) by the Company to the Receiving Agent during the twelve (12) months immediately preceding the event for which recovery from the Receiving Agent is being sought. The Receiving Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Instrument or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

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3.1.3

The Receiving Agent shall not have any liability or be under any responsibility in respect of the validity of this Instrument or the execution and delivery hereof (except the due execution hereof by the Receiving Agent) or in respect of the legality or validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Instrument or in any Warrant Certificate; nor shall it be liable or responsible for modification by or order of any court, tribunal, or governmental authority in connection with the foregoing, any change in the exercisability of the Warrants or any adjustment in the terms of the Warrants (including but not limited to the manner, method or amount thereof) provided for in this Instrument, or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Warrants evidenced by Warrant Certificates after receipt of a certificate furnished pursuant to this Instrument describing such change or adjustment upon which the Receiving Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares or other securities to be issued pursuant to this Instrument or any Warrant Certificate or as to whether any Ordinary Shares or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Receiving Agent for the carrying out or performing by the Receiving Agent of the provisions of this Instrument.

3.1.4

The Receiving Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any Person reasonably believe by the Receiving Agent to be one of the authorized officers of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Instrument, and such advice or instructions shall provide full authorization and protection to the Receiving Agent, and it shall not be liable for any action taken or suffered by it in accordance with the written advice or instructions of any such officer or for any delay in acting while waiting for those instructions. The Receiving Agent shall be fully authorized and protected in relying upon the most recent advice or instructions received in writing from any such officer. Any application by the Receiving Agent for written instructions from the Company may, at the option of the Receiving Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Receiving Agent with respect to its duties and obligations under this Instrument and the date on and/or after which such action shall be taken, suffered or such omission shall be effective. The Receiving Agent and any stockholder, affiliate, member, director, officer, agent, representative, or employee of the Receiving Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Receiving Agent under this Instrument. Nothing herein shall preclude the Receiving Agent or any such stockholder, affiliate, director, member, officer, agent, representative or employee from acting in any other capacity for the Company or for any other Person.

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3.1.5

The Receiving Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Receiving Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, to the holders of the Warrants or any other Person, resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or bad faith in the selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).No provision of this Instrument shall require the Receiving Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise any of its rights or powers if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

3.1.6

The Receiving Agent shall have no responsibility to the Company, any Warrantholders or any holders of Common Shares for interest or earnings on any monies held by the Receiving Agent pursuant to this Instrument.

4.	CHANGE OF RECEIVING AGENT

The Receiving Agent or any successor Receiving Agent may resign and be discharged from its duties under this Instrument upon 30 days’ notice in writing mailed to the Company. In the event the transfer agency relationship in effect between the Company and the Receiving Agent terminates, the Receiving Agent will be deemed to have resigned automatically and be discharged from its duties as Receiving Agent under this Instrument as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Receiving Agent or any successor Receiving Agent (with or without cause) upon 30 days’ notice in writing, mailed to the Receiving Agent or successor Receiving Agent, as the case may be, and to each transfer agent of the Ordinary Shares by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Receiving Agent shall resign or be removed or shall otherwise become incapable of acting, the Company or the Registrar shall appoint a successor to the Receiving Agent.

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